SCHEDULE 14c (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                    of 1934

Check the appropriate box:
[x]  Preliminary Information Statement    [ ] Confidential, for use of the
[ ]  Definitive Information Statement         Commission only

                             NESCO INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title  of  each  class  of   securities  to  which   transaction   applies:

________________________________________________________________________________
2)   Aggregate   number   of   securities   to   which   transaction    applies:

________________________________________________________________________________
3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

________________________________________________________________________________
4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)  Total fee paid:

________________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid: ____________________________________________________
2)  Form, Schedule or Registration Statement No.: ______________________________
3)  Filing Party: ______________________________________________________________
4)  Date Filed: ________________________________________________________________

                             NESCO INDUSTRIES, INC.
                               305 Madison Avenue
                            New York, New York 10165


                             INFORMATION STATEMENT



To the Holders of the Voting Stock:

     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of Nesco Industries, Inc. ("Nesco") have given their written consent to resolutions adopted by the Board of Directors of Nesco to amend the Certificate of Incorporation of Nesco so as
(1) to change the name of the company to "Aquamatrix, Inc." ("Aquamatrix"),  and
(2) to increase the authorized number of common shares to 400,000,000. The Board of Directors has fixed ____________. 2005 as the record date for determining the holders of voting stock entitled to notice and receipt of this Information Statement. We anticipate that this Information Statement will be mailed on _____________, 2005 to stockholders of record. On or after [20 days from mailing date], the Amendment to the Certificate of Incorporation will be filed with the Nevada Secretary of State and become effective.

     The Nevada Revised Statutes permits holders of a majority of the voting power to take stockholder action by written consent. Accordingly, Nesco will not hold a meeting of its stockholders to consider or vote upon the amendment to Nesco's Certificate of Incorporation.


                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                        MATTHEW HARRITON
                                        President, Chief Executive Officer
                                        And Chairman of the Board



By Order of the Board of Directors
________________, 2005

Background

     Nesco Industries, Inc. was incorporated in Nevada in March 1993, and was inactive for a number of years. In March 1998, Nesco acquired National Abatement Corporation ("NAC") and NAC Environmental Services, Inc. ("NACE").

     Nesco was a provider of asbestos abatement and indoor air quality testing, monitoring and remediation services. In the fiscal year ended April 30, 2003, we consolidated the operations of our various subsidiaries into a single environmental services operating unit organized under the banner of our wholly-owned subsidiary NAC. Prior to this consolidation, we also operated through two other wholly-owned subsidiaries, NAC/Indoor Air Professionals, Inc. ("IAP") and NACE.

     In the fourth quarter of fiscal 2003, we elected to deactivate the environmental services operating unit, and authorized NAC to cease business operations, in order to conserve financial and other resources until a new business focus was identified. We ceased business operations in May 2003 and wrote-off goodwill, fixed assets and inventory in fiscal 2003.

     On April 29, 2004, we entered into a share exchange agreement with Hydrogel Design Systems, Inc. ("HDSI"), a privately held Delaware corporation, whereby HDSI would become a majority-owned subsidiary of Nesco and upon completion of the exchange, the holders of HDSI common stock and debt would hold a majority interest of Nesco.

     The auditors for HDSI have raised substantial doubt about the ability of the HDSI to continue as a going concern because of operating deficits, working capital deficits and stockholder deficits. HDSI is not a development company.

     This exchange was completed on May 25, 2004. The accounting for the transaction is a recapitalization of HDSI, with HDSI treated as the acquirer. The acquired assets and assumed liabilities, if any, of Nesco are carried forward at their historical values. HDSI's historical financial statements are carried forward as those of the combined entity. HDSI is engaged in the manufacture, marketing, selling and distribution of an aqueous polymer-based radiation ionized gel, commonly referred to as a "hydrogel", which is used in various medical and cosmetic consumer products.

     We had intended to issue shares of our common stock in exchange for the equity securities of HDSI in certain ratios as provided for in the exchange agreement. However, because we did not have the required number of authorized shares of common stock to complete the exchange on this basis, we agreed to issue shares of our newly designated Series B Preferred Stock instead of common shares. Upon filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which we are authorized to issue, each share of our Series B Preferred Stock will be automatically converted into shares of our common stock at a fixed ratio of 750 shares of common stock for each 1 share of Series B Preferred Stock.

     As a condition to this transaction, we transferred our wholly-owned subsidiaries, NAC, IAP and NACE under the terms of a stock purchase and assumption agreement to a newly-formed corporation, NAC Calabria Acquisition Corporation, controlled by Ronald Kuzon, who had been an interim officer and consultant to us. The transferee assumed all liabilities and obligations of these subsidiaries and agreed to indemnify us against any claims. In consideration for the indemnity, the transferee received 3,000,000 shares of our common, certain related registration rights, and our agreement that the transferee, at its election, may demand that we repurchase from the transferee 2,400,000 of the common shares upon written notice from the transferee if the transferee cannot in good faith resell the shares of common stock in an arms-length transaction during the twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or (ii) $330,000.

     In addition to the transfer of our subsidiaries, we were required to convert our outstanding shareholder debt to equity. On May 11, 2004, prior to the date of the closing, the holders of this debt in the aggregate principal amount of $952,501 agreed to exchange the debt for an aggregate of 20,000 shares of our Series B Preferred Stock which will be converted into 15,000,000 shares of common stock. We were also required to obtain the consent to cancel an aggregate of 602,500 special warrants prior to the closing. The holders of these special warrants were granted shares in the exchange as part of the common advisor shares issued. In addition, we were required to retain net cash of approximately $350,000 as part of the terms of the agreement, of which approximately $208,500 was paid as a bridge loan prior to April 30, 2004 and is included in our assets at April 30, 2004. This bridge loan became part of the closing requirements in May 2004.

     Concurrent with the exchange, our Series A Preferred Stock shareholders agreed to exchange 512,500 shares of stock for an aggregate of 20,500 shares of our Series B Preferred Stock, which will be converted into 15,375,000 shares of common stock (a ratio of approximately 30 of our common shares for 1 share of Series A Preferred Stock). As of October 31, 2004, 433,000 shares of Series A Preferred Stock shares have been exchanged for 17,320 shares of Series B Preferred shares. No Series A shareholder has rejected the exchange and we anticipate that the balance will be exchanged over time.

     At the time of the transaction, HDSI common shareholders exchanged 3,240,593 shares of stock for 38,887 shares of our Series B Preferred Stock, which will be converted into 29,165,250 shares of common stock (a ratio of approximately 9 of our shares for 1 share of HDSI stock). The HDSI preferred shareholders exchanged 295,853 shares of stock for 14,201 shares of our Series B Preferred Stock, which will be converted into 10,650,750 shares of common stock (a ratio of approximately 36 of our shares for 1 share of HDSI stock). Approximately 94% of the common and 88% of the preferred shareholders have exchanged their shares as of October 31, 2004 which has resulted in approximately 51.1% of our voting securities outstanding at the time of the exchange owned by HDSI stockholders. We anticipate that the remaining shareholders will exchange their shares in the near future, which will result in 55.3% of our voting securities outstanding at the time of the exchange being owned by HDSI stockholders. Upon completion of this exchange, HDSI common shareholders will exchange a total of 4,452,806 shares of stock for 53,434 shares of our Series B Preferred Stock, which will be converted into 40,075,167 shares of common stock (a ratio of approximately 9 of our shares for 1 share of HDSI stock). The HDSI preferred shareholders will exchange a total of 522,487 shares of stock for 25,079 shares of our Series B Preferred Stock which will be converted into 18,809,574 shares of common stock (a ratio of approximately 36 of our shares for 1 share of HDSI preferred stock). The HDSI stockholders, upon completion of the exchange of shares, will receive an aggregate of 58,884,741 of our common shares or 55.3% of the total shares outstanding at the time of the exchange which aggregated 106,386,847 equivalent common shares on May 25, 2004.

     In connection with the share exchange agreement, we also issued an aggregate of 6,500,000 common shares (with a fair value of $975,000) to an advisor, a limited liability corporation owned by an affiliate of an interim officer and consultant, for services rendered in connection with the exchange agreement. This advisor, under related contractual obligations, assigned an aggregate of 5,000,000 of these common shares to third parties. Approximately 2,900,000 of these shares were issued to the parties who agreed to cancel their special warrants. We also incurred additional costs related to the exchange approximating $48,000. Approximately $328,000 of these costs, the net amount of cash retained at the time of the acquisition, were charged to equity, and the balance of $695,000 was recorded as a charge to operations in the quarter ended July 31, 2004.

     Prior to the transaction, we had 7,627,105 common shares outstanding. After giving effect to the transactions above and after such time that we increase the number of shares that we are authorized to issue, we will have approximately 106,387,000 shares outstanding as of the exchange date.

     In addition to the exchange of shares, all outstanding options/warrants of HDSI were exchanged for our options/warrants based on the same ratios as the stock exchange. This resulted in the issuance of approximately 25,137,000 options/warrants. These options/warrants are currently exercisable at prices that range between $.08 -$.39 and expire between one and eight years. Compensation expense approximating $1,794,000 was recorded on May 25, 2004 for the increase in the fair value of the vested HDSI options/warrants as a result of the exchange. The HDSI debt holders were also granted, in consideration of an extension of term debt, a warrant to acquire one share of our common stock for each dollar of HDSI debt, for an aggregate issuance of 2,736,000 warrants. The total HDSI term debt of $2,736,000 was also exchanged for our convertible debt and the holders may convert this debt to approximately 28,551,000 shares of our common stock. Approximately $156,000 of the total HDSI debt exchanged was attributed to the fair value of the warrants and $1,703,000 was attributed to the intrinsic value of the beneficial conversion feature. These amounts were recorded as equity components. The remaining balance of $877,000 was recorded as long-term debt.

     Prior to the transaction, we had approximately 4,212,500 options and warrants outstanding. After giving effect to the transactions above, we will have approximately 31,483,000 options and warrants outstanding and debt convertible into approximately 28,551,000 common shares as a result of the exchange agreement.

     As previously stated, in fiscal 2004, we did not conduct any business, but actively sought new business opportunities, resulting in the consummation of the share exchange agreement with HDSI.

Overview of Business of HDSI

     HDSI develops, manufactures and markets high water content, electron beam cross-linked, aqueous polymer hydrogels used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. HDSI gels are produced using unique proprietary manufacturing technologies which enable HDSI to develop, manufacture and market electron beam cross-linked aqueous polymer sheet hydrogels, hereafter referred to as "gels". Through discussions with various customers of our products and through market research, to the best of Management's knowledge and belief, HDSI is one of two known manufacturers in the world of these gels.

     HDSI specializes in custom gels capitalizing on proprietary manufacturing technologies. These capabilities allow HDSI to manufacture gels which meet the rigid specifications of our customers, a key requirement in gels used for delivery of active ingredients, the most rapidly growing component of the hydrogel industry.

     Gels are colloidal substances made of water and solids. They can be created chemically (through a combination of ultra violet cross-linking and chemical interface), or by mixing a hydrophilic polymer and water then exposing it to an electron beam creating a "sheet" of water. Active ingredients such as OTC medication, and skin care, wound healing or other materials can be added before or after cross-linking. Materials that do not survive radiation are added after the cross-linking process is completed. Once the gels have been mixed and cross-linked, they form sheets which can be delivered to customers or first cut and shaped according to customer specifications.

     Currently, and for the foreseeable future, all of the gel products produced by HDSI are electron beam cross-linked, water and polymer gels. The Company cross-links its gels using an electron beam accelerator.

     Electron beam cross-linking is achieved through the introduction of the high energy field, created by the accelerated electrons, which causes the release of hydrogen atoms thereby causing carbon molecule covalent bonding. The creation of longer chains of the polymer in the gel increases its molecular integrity, giving the gel characteristics which make it useful in a variety of products.

     HDSI owns and operates a Radiation Dynamics, Inc., Dynamitron IEA 1500-40 Industrial Electron Accelerator, serial number 318. The HDSI RDI Dynamitron Industrial Electron Accelerator has been customized to handle the cross-linking of the type of materials the Company uses, but can also be used for several of the other potential uses such as coloring gemstones and treating wire, cable and tubing. Replacement cost of the Company's RDI Accelerator and processing equipment is estimated to be in excess of $7 million. The delivery and installation process is time-consuming with replacement estimated to take 2.5 to 3 years. the Company's equipment has a useful life of approximately 20 years and provides annual production capacity in excess of 6,000 hours.

     Management believes that many of the processes are proprietary to the Company and provide significant competitive advantages. The company believes HDSI gels have a significant competitive advantage, in part due to the following product characteristics:

--   painless adhesion to the human body;
--   stability of form and composition;
--   purity;
--   reproducibility (manufacturing high quality product on a consistent basis);
--   compatibility with active ingredients; and
--   high water content.

     Many of the competitive products feature physical characteristics which are less desirable than those of HDSI's gels. These include aggressive skin bonding, chemical and form instability, lack of uniformity, low water content, and active receptivity issues. Some of these products do offer higher absorptive and adherence characteristics than the HDSI gels.

     HDSI manufactures and markets electron-beam cross-linked sheet gels and patches for use as moist wound/burn dressings with and without active ingredients, components in certain medical devices, transdermal and intradermal delivery of medication, and topical application of non-prescription drugs, other skin care treatments and cosmetics. HDSI markets its own brand of moist wound/burn dressings under the AQUAMATRIX brand name, and is currently developing additional line extensions of this product. In addition, the HDSI gels are prepared as components for products distributed by HDSI customers under their brand names. HDSI, in addition to manufacturing gels, offers its customers converting services, allowing HDSI to create competitive advantage in pricing while expediting the production process. HDSI specializes in cutting sheet gels to customers' specified shape, a converting process requiring technological expertise and pouching.

     For the year ended April 30, 2004, HDSI filled orders from approximately 22 different customers. Of these 82.9% of the annual revenue is attributable to 6 of these customers. Four (4) of our customer accounted for more than 10% of our annual revenues individually with our largest customer accounting for 31.1% of annual revenues.

     As of September 1, 2004 HDSI had eleven employees, five in administration, finance and marketing, and six in manufacturing and quality control.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     We determined the stockholders of record for purposes of this information statement at the close of business on ______________, 2005 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 25,000,000 shares of common stock, par value $0.001 ("Common Stock"), 850,000 shares of Series A preferred stock ("Series A Stock") and 150,000 shares of Series B preferred stock ("Series B Preferred Stock"). Each share of common stock is entitled to one vote; each share of Series A Stock is entitled to 30 votes and each share of Series B Preferred Stock is entitled to 750 votes. On the Record Date there were 19,517,410 shares of common stock, 67,000 shares of Series A Stock and 116,686.84 shares of Series B Preferred Stock issued, outstanding and entitled to vote. Upon conversion, these shares would aggregate 109,042,540 common shares.

     The following table sets forth the beneficial ownership as of _______________, 2005 of each person who, as of the Record Date, owned beneficially more that 5% of our common stock as well as the shares beneficially owned by our officers and directors individually and as a group. For this purpose, each outstanding share of Series A Stock has been treated as having been converted into 30 shares of common stock and each outstanding share of Series B Preferred Stock has been treated as having been converted into 750 shares of common stock. Unless otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the beneficial owners indicated.

Name and Address of                             Amount and Nature of                   Percent
Beneficial Owner                                Beneficial Ownership (1)              of Class
-----------------------------------------------------------------------------------------------
Santo Petrocelli, Sr.
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165 (2)                               19,741,667                        17.90%

Matthew Harriton
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165 (3)                                4,479,597                         4.02%

Cornell Capital Partners L.P.
101 Hudson Street
Jersey City, New Jersey 07302 (4)                      7,269,334                          6.39%

Karen Nazzareno
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165                                      180,000                        *

Richard Selinfreund

                                       8

c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York 10165                                     -0-                        *

Geoffrey Donaldson
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York 10165 (5)                           1,038,615                        *

Gene E. Burelson
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York  10165                                    -0-                        *

Wayne M. Celia
c/o Nesco Industries, Inc.
305 Madison Avenue                                           -0-                        *
New York, New York  10165

Joel S. Kanter
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York  10165                                    -0-                        *

Arlen Reynolds
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York  10165                                    -0-                        *

Richard Harriton
305 Madison Avenue, Suite 4510
New York, NY  10165 (6)                               12,144,007                        10.04%

KSH Strategic Investments
575 Jericho Turnpike
Jericho, NY  11753 (7)                                 6,416,500                        5.76%

Directors and Officers
as a Group (8 persons)                                 5,698,212                        5.07%

     * Less than 1% unless otherwise indicated.

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights. Additionally, the number of shares shown assumes the conversion or exercise of all Series A Stock, Series B Preferred Stock, warrants and vested options.

                                       9

(2) Mr. Petrocelli was the Chairman and a director until June 22, 2004. The above number of shares beneficially owned includes 2,900,000 shares owned of record by Petrocelli Industries, Inc. and 566,667 shares owned by SMFS Corp. Mr. Petrocelli is the President and Chief Executive Officer of Petrocelli
Industries, Inc., and beneficially owns 25% of its outstanding capital stock. The other 75% is owned by members of Mr. Petrocelli's family. Mr. Petrocelli is the President of SMFS Corp. In addition, the number of shares beneficially owned includes 1,000,000 shares issuable upon the exercise of a warrant issued in March 2002 to Mr. Petrocelli and 275,000 shares issuable upon the exercise of a warrant issued in December 2003 to Petrocelli Industries, Inc.

(3) Mr. Matthew Harriton is our President, Chief Executive Officer and a director. Prior to the share exchange agreement with HDSI and currently, Mr. Harriton remains as CEO and a director of HDSI. Mr. Harriton is also CEO of Embryo Development Corp., a public company traded under the symbol "EMBR" which holds a 4.44% beneficial interest in us. The above number of shares beneficially owned does not include 2,430,647 shares issuable upon the conversion of debt. It does include 364,597 shares issuable upon exercise of a warrant granted for the extension of debt, and 2,000,000 shares of a total of 5,000,000 shares issuable upon exercise of a warrant granted as part of Mr. Harriton's employment agreement in May 2004. The remaining 3,000,000 shares are not exercisable until a minimum of one year after the closing date of the share exchange agreement.

(4) The above number of shares beneficially owned by Cornell Capital does not include 4,666,669 shares issuable upon the conversion of a debenture. It does include 4,666,669 shares issuable upon the exercise of warrants granted in conjunction with a convertible debenture. Marc Angelo and Troy Willow, the President and Senior Vice President, Capital Markets, respectively, of Cornell Capital Partners L.P. holds voting and investment control over the shares held by Cornell.

(5) Mr. Donaldson, a director, is also a director and the Chief Operating Officer of Hydrogel Design Systems, Inc., our majority owned subsidiary. The above number of shares beneficially owned does not include 2,924,100 shares issuable upon the conversion of debt. It does include 438,615 shares issuable upon exercise of a warrant granted for the extension of debt, and 600,000 shares issuable upon exercise of a warrant granted as part of Mr. Donaldson's employment agreement with Hydrogel Design Systems, Inc. in January 2000.

(6) The above number of shares beneficially owned by Mr. Richard Harriton does not include 15,696,000 shares issuable upon the conversion of debentures. It does include 11,874,007 shares issuable upon the exercise of warrants granted in conjunction with convertible debentures and for the extensions of debenture debt of Hydrogel Design Systems, Inc. Both the convertible debenture and the related warrants have been converted to our debt and warrants. Mr. Richard Harriton is a related party of Mr. Matthew Harriton, a director and officer (See (3) above).

                                       10

(7) The above number of shares beneficially owned by KSH Strategic Investment Fund does not include 3,900,000 shares issuable upon the conversion of a debenture. It does include 2,417,500 shares issuable upon the exercise of warrants granted in conjunction with a convertible debenture and for the extensions of such debenture debt of Hydrogel Design Systems, Inc. Both the convertible debenture and the related warrants have been converted to our debt and warrants. Cary Sucoff and Harvey Kohn, each a manager of KSH Strategic Investment Fund hold voting and investment control over the shares held by KSH.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

 Relationships and related transactions prior to the HDSI exchange agreement.

     In fiscal 2004 and 2003, we paid PEC Realty Corp., a company controlled by our former Chairman Santo Petrocelli, Sr., rents totaling $2,108 and $79,729, respectively.

     On April 1, 2002,we issued interest-free, unsecured promissory notes in favor of Mr. Petrocelli, Petrocelli Industries, Inc., a private company controlled by Mr. Petrocelli and then Chief Financial Officer Lawrence S. Polan in the aggregate amount of $1,032,501 in exchange for and in full satisfaction of all outstanding balances due on demand loans, management fees, and consulting fees. In fiscal 2004, we began to impute interest on the stockholder loans at 6% per annum with an equivalent offset to additional paid in capital. Repayment on the stockholder loans was scheduled to commence in February and May 2003, however, the lenders agreed to defer the commencement dates indefinitely. We made sporadic payments on stockholder loans totaling $80,000 in the year ended April 30, 2004. At April 30, 2004, the stockholder loans totaled $952,501. Upon the completion of the transaction with HDSI on May 25, 2004, the stockholder loans were exchanged for an equity interest in the Company in the aggregate of 15,000,000 common shares. Accordingly, such liabilities have been classified as long-term at April 30, 2004.

     During the fiscal year ended April 30, 2004, we issued 500,000 warrants to Jeffrey Powell, former President and CEO, 275,000 warrants to Petrocelli Industries, Inc., a private company controlled by Mr. Petrocelli, and 285,000 warrants to Richard Cohen, a former officer, all such warrants immediately exercisable at a price of $.05 per share. During the fiscal year ended April 30, 2003, we issued 500,000 fully vested warrants to then interim President and Principal Executive Officer Michael Caputo, exercisable at a price of $0.55 per share. Such issuances were free-standing grants, outside of the 1999 plan. The fair value per warrant was estimated at approximately $0.35 and $0.07 for the fiscal years ended April 30, 2004 and 2003, respectively. This transaction resulted in a charge to operations of $370,295 in the fiscal year ended April 30, 2004.

     In December 2003, the exercise price for previously issued warrants to purchase 3,440,000 shares of common stock, of which 3,400,000 were granted to officers, employees and consultants, was repriced from $.55 to $.05 per share. These warrants were issued to the parties as described in Report on Repricing for an aggregate of 2,500,000 shares and to former Chief Financial Officer Lawrence S. Polan in the aggregate of 900,000 warrants. The fair value per warrant was estimated at approximately $0.35 on the date of the repricing. This transaction resulted in a charge to operations of $1,193,665 in the current year.

     In March 2004, Mr. Ronald Kuzon, an interim officer and consultant and officer exercised 1,000,000 warrants for $.05 in a cashless exercise. An aggregate of 857,142 shares were received as the excess of the fair value $(.35) of the stock purchased over the exercise price was used to pay for the shares in the aggregate of 142,858 shares. The cashless exercise of these warrants in March, 2004 subsequently resulted in the issuance of 857,412 common shares. Such shares were issued as free-trading without restrictive legend under Rule 144K of the Securities Act of 1933 pursuant to an opinion provided by counsel, based in part on representations made that the purchaser had not been our affiliate for the preceding three months.

     On April 29, 2004, we entered into a share exchange agreement with HDSI, whereby HDSI would become a majority-owned subsidiary and upon completion of the share exchange agreement, the holders of HDSI common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004. On January 12, 2004, we entered into an agreement to make term loans of up to $125,000 to HDSI, which was subsequently increased prior to the closing. The term loans were to mature January 1, 2005 and bear interest at 8% per annum if the closing did not take place. If we did not enter into an agreement with HDSI stockholders to purchase a minimum of 50.1 % and up to all of the capital stock of HDSI in exchange for our securities by July 1, 2004, or failed to purchase such securities by July 1, 2004, at election we could convert the term loans into HDSI Series B Convertible Preferred Stock or accelerate the maturity of the term loan to August 1, 2004.We advanced an aggregate of $208,500 to HDSI as of April 30, 2004. On May 25, 2004, the exchange was completed and the outstanding amount of the term loan was included as part of the minimum cash requirement as per the agreement to be provided to HDSI.

     As a condition to this transaction, we transferred our wholly-owned subsidiaries, NAC, IAP and NACE under the terms of a stock purchase and assumption agreement to a newly-formed corporation, NAC Calabria Acquisition Corporation, controlled by Ronald Kuzon, who had been an interim officer and consultant to us. The transferee assumed all liabilities and obligations of these subsidiaries and agreed to indemnify us against any claims. In consideration for the indemnity, the transferee received 3,000,000 shares of our common, certain related registration rights, and our agreement that the transferee, at its election, may demand that we repurchase from the transferee 2,400,000 of the common shares upon written notice from the transferee if the transferee cannot in good faith resell the shares of common stock in an arms-length transaction during the twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or (ii) $330,000.

     In connection with the share exchange agreement, we also issued an aggregate of 6,500,000 common shares to an advisor, a limited liability corporation owned by an affiliate of Ronald Kuzon for services rendered in connection with the exchange agreement. This advisor, under related contractual obligations, assigned an aggregate of 5,000,000 of these common shares to third parties. Approximately 2,900,000 of these shares were issued to the parties who agreed to cancel their special warrants.

     On May 25, 2004, we entered into a two year consulting agreement with an affiliate of Ronald Kuzon which provided for the issuance of 2,000,000 shares of common stock and a minimum monthly consulting fee of $7,500 to be credited against any other cash fees earned under the terms of the agreement. The agreement also provides for certain transaction fees to be paid to the consultant based on sales and contracts with strategic alliances.

Relationships and related transactions related to the operations of HDSI prior to and as a result of the exchange agreement.

     In the prior two fiscal years, HDSI had an aggregate balance due to an affiliate, Embryo Development Corp., in connection with an $850,000 8% revolving line of credit, which expired in September 2002. The balance due on this obligation was approximately $69,000 at April 30, 2003, and $15,000 at April 30, 2004. Subsequent to April 30, 2004, the balance with accrued interest has been paid in full. Embryo Development Corp. held approximately 11.4% of the common stock of HDSI prior to the exchange agreement and currently holds approximately 4.44% of the common stock of Nesco as a result of the exchange.

     On January 25, 2002, the manufacturing facility of HDSI was purchased by an entity owned by a related party, Mr. Richard Harriton, the father of Mr. Matthew Harriton, the then CEO and President of HDSI and currently the CEO and President of HDSI and Nesco (subsequent to the exchange agreement). In addition, Mr. R. Harriton has a beneficial ownership of approximately 10.04% upon conversion of all outstanding warrants issued to him in Nesco and holds debt in the amount of $1,308,000 convertible to 15,696,000 shares of Nesco common stock as a result of the exchange agreement. On January 25, 2002, HDSI entered into a lease with 2150 Cabot, LLC, and entity owned by Mr. R. Harriton, which provides for minimum monthly rental payments of $11,687 and expires in 2012. The rent increases by 5% every two years for the duration of the lease. On September 30, 2002, in consideration for extension of certain debt due, the rent increase of 5% effective February 1, 2004 was increased by an additional 10%. The rent increases subsequent to that date, every two years, remain at 5% of the prior period amount inclusive of the 10% additional one-time increase. HDSI also entered into a month to month lease for office space with another entity, Park Avenue Consulting, owned by Mr. R. Harriton in December 1, 2001 which terminated in April 2004. Unpaid rents of approximately $229,000 and $69,000 were due to Mr. R. Harriton on these leases as of April 30, 2004 and April 30, 2003, respectively.

     On September 30, 2002, HDSI issued a promissory note in the aggregate of $550,000, which consolidated all balances due under prior notes, to Mr. Richard Harriton. The note was to bear interest at the same rates as the original notes and was due on December 31, 2002. In addition, he was granted warrants to purchase 17,500 shares of the Company's Series B Preferred Stock at an exercise price of $3.00 per share for a period of ten (10) years. On December 24, 2002,

Mr. R. Harriton loaned the Company an additional $160,000. On December 31, 2002 all of the above outstanding debt due to him was consolidated into one convertible debenture in the amount of $710,000. The 8% debenture was due on April 30, 2003. The debenture was convertible to Series B Preferred Stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($355,000) at $3.00 per share or 118,333 shares, which expire on April 30, 2012.

     On June 21, 2002, we issued a series of convertible debentures in the aggregate of $500,000 of which $200,000 were issued to Mr. R. Harriton. The 8 % debentures were due on April 30, 2003. Each debenture was convertible to Series B Preferred Stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) or 33,333 shares at an exercise price of $3.00 per share, which expire on April 30, 2012.

     On May 1, 2003, Mr. R. Harriton agreed to extend the due date for the above two debentures in the aggregate of $910,000 to October 31, 2003. In consideration for the extension, the party was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (45,500 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012.

     On March 7, 2003, Mr. R. Harriton loaned HDSI an additional $200,000 under the terms of a convertible debenture. The 8% debenture was due on October 31, 2003. The debenture was convertible to Series B Preferred Stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) at $3.00 per share or 33,333 shares, which expire on April 30, 2012.

     On August 7, 2003, Mr. R. Harriton loaned HDSI an additional $198,000 under the terms of a convertible debenture. The 8% debenture due on October 31, 2003. The debenture was convertible to Series B Preferred Stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($99,000) at $3.00 per share or 33,000 shares, which expire on April 30, 2012.

     On April 19, 2004, Mr. R. Harriton agreed to exchange the debentures and related warrants for Nesco debentures and warrants and to extend the due dates of the four outstanding debentures in the aggregate of $1,308,000 and accrued interest in the amount of $135,000 until December 31, 2005 upon the closing of the exchange agreement. This transaction was completed on May 25, 2004. Mr. R. Harriton was also granted approximately 1,308,000 warrants in connection with this conversion. As a result of the exchange agreement, Mr. R. Harriton currently holds convertible debentures in the aggregate of $1,308,000 convertible into 15,696,000 shares of common stock and an aggregate of 11,874,007 warrants. These conversion amounts were based on the same ratios as described in the exchange agreement.

     At April 30, 2004 and 2003 we had notes payable, including interest, of approximately $370,000 and $270,000 respectively, due to Mr. Matthew Harriton, the President and CEO of HDSI. The notes were at an interest rate of 10% per annum and collateralized by the accounts receivable of HDSI. On May 1, 1999, 200,000 options, which were previously granted to Mr. M. Harriton under the terms of an employment agreement, were exercised at a price of $.40 and 200,000 shares of common stock were issued. We received a promissory note dated May 1, 1999 from Mr. M. Harriton in the amount of $80,000 for payment of the shares. The note matured on May 1, 2004, with interest at 8% and was secured by the related securities. On May 25, 2004, this note and related interest in the aggregate amount of $112,000 was cancelled and applied as a reduction of the notes due to the officer. At April 30, 2004, HDSI also owed Mr. M. Harriton approximately $113,000 in accrued payroll. On May 25, 2004, the remaining aggregate balance of approximately $365,000 due to Mr. M. Harriton on that date was exchanged for convertible 8% debentures which mature in December 2005. Mr.
M. Harriton was also granted approximately 365,000 warrants in connection with this conversion.

     At April 30, 2004, HDSI owed Mr. Geoffrey Donaldson, the COO of HDSI approximately $439,000 in accrued payroll. On May 25, 2004, this obligation due to Mr. G. Donaldson was exchanged for a convertible 8% debenture which matures in December 2005. Mr. Donaldson was also granted approximately 439,000 warrants in connection with this conversion.

                      DOCUMENTS INCORPORATED BY REFERENCE

     Our Current Report on Form 8-K and 8-K/A filed June 9, 2004 and August 9, 2004, respectively, Annual Report on Form 10-KSB for the year ended April 30, 2004, our Quarterly Report for the three months ended October 31, 2004 and financial information from our subsequent quarterly reports are incorporated herein by reference. A copy of each of our Annual Report on Form 10-KSB for the year ended April 30, 2004 and our Quarterly Report on Form 10-QSB for the quarter ended October 31, 2004 have been mailed to you along with this Information Statement.

             AMENDMENT OF THE CERTIFICATE OF INCORPORATIONTO CHANGE
                         THE NAME OF THE CORPORATION AND
                   INCREASE SHARES OF AUTHORIZED COMMON STOCK

Our Board of Directors has unanimously adopted resolutions to (i) change the name of the corporation from "Nesco Industries, Inc." to "Aquamatrix, Inc." and
(ii) increase the authorized number of common shares to 400,000,000. The holders of shares representing 91.92% of our outstanding voting power have given their written consent to the resolution. As of the Record Date, of the (i) 19,517,410 shares of common stock outstanding, 15,898,809 shares, or 81.46% of the shares outstanding have provided written consent; and (ii) of the 116,686.84 shares of Series B Preferred Stock outstanding, 112,445 shares of Series B Preferred Stock (which are convertible into 84,333,750 shares of common stock) or 96.36%, have provided written consent to this action. In aggregate, as converted, 100,232,559 of 109,042,540 total outstanding common shares (91.92%) have consented. Under the Nevada Revised Statutes, the consent of the holders of a majority of the voting power is effective as stockholders' approval. We will file the Amendment with the Secretary of State of Nevada on or after [20 days from date of mailing], and it will become effective on the date of such filing (the "Effective Date").

Reasons for Approving the Name Change

     The name change has been approved because the new name better represents the corporation's business. We develop, manufacture and market high water content, electron beam cross-linked, aqueous polymer hydrogels used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. Our gels are produced using proprietary manufacturing technologies which enable us to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics while maintaining product integrity. Our gels are also stable in form and composition, adhere painlessly to the human body and are compatible with active ingredients.

     Certificates for the corporation's common stock that recite the name "Nesco Industries, Inc." will continue to represent shares in the corporation after the Effective Date. If, however, a stockholder wishes to acquire a certificate reciting the name "Aquamatrix" after the Effective Date, he may do so by surrendering his certificate to our transfer agent with a request for a replacement certificate and the appropriate stock transfer fee. Our transfer agent is:

        Interwest Transfer Co., Inc.
        1981 East 4800 South, Suite 100
        Salt Lake City, UT  84117
        Attn:  Stacie Banks
        Phone:  801-272-9294

Reasons for Approving the Increase in Authorized Common Stock

     The primary purposes of the increase is (i) to enable us to satisfy provisions of the Share Exchange Agreement, dated as of April 29, 2004, by and among Nesco, HDSI, certain stockholders of Nesco and certain stockholders of HDSI (the "Agreement"), (ii) have authorized common stock available to issue in accordance with an August 23, 2004 standby equity distribution agreement with Cornell Capital Partners L.P. as more fully described in our Form 10-QSB for July 31, 2004, and (iii) to have authorized common stock available for such other purposes as may be properly taken by us.

     Under the terms of the exchange agreement, we were required to issue 58,884,786 shares of our common stock (the "Nesco Common Stock") to the former HDSI shareholders. We had 25,000,000 shares authorized. In order to facilitate the closing of the Agreement in the absence of sufficient shares of our Common Stock, we issued a newly created Series B Preferred Stock convertible in to shares of our common stock at a fixed ration of 750 shares of common stock for each share of Series B Preferred Stock upon filing of the amendment authorizing additional common stock described in this Information Statement.

     If all shares of HDSI common and preferred stock are exchanged for Nesco voting securities, the equivalent of a total of 58,884,786 shares of Nesco Common Stock will be issued in the exchange. If all the HDSI common and preferred stock is exchanged for Nesco Common Stock the holders would own approximately 52.6 percent of Nesco's Common Stock. Currently, 51.3% of Nesco's voting securities have been exchanged and are owned by the HDSI stockholders.

     In addition to the Nesco Common Stock exchange shares, Nesco also issued the following:

     -- 6,500,000 shares of common stock to various advisors for services rendered in connection with the Exchange Agreement.
     -- 3,000,000 shares of common stock issued in connection with the sale of the Nesco subsidiaries; and
     -- 20,000 shares of Preferred Stock which will be converted to 15,000,000 shares of common stock for the conversion of Nesco outstanding debt of $985,000.

     The  amendment  of  the  Certificate  of   Incorporation  to  increase  the
authorized common stock is not being done for the purpose of impeding any takeover attempt, and we are is not aware of any person who is acquiring or plans to acquire control of our company. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without stockholder approval has potential utility as a device to discourage or impede a takeover. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make us unattractive to the party seeking control. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change of control.

                            VOTE OBTAINED NEVADA LAW

     Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to our Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and our bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend our Articles of Incorporation. NRS
78.320 provides that, unless otherwise provided in our Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendments described herein as early as possible in order to accomplish the purposes as hereafter described, our Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in interest of our voting power.

NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

                              No Dissenters Rights

     Under Nevada law, stockholders are not entitled to dissenters' rights with respect to any of the transactions in this Information Statement.


DESCRIPTION OF SECURITIES

     Our authorized capital consists of 25,000,000 shares of common stock $0.001 par value, of which 19,517,410 shares were outstanding as of January 26, 2005. In addition, we are authorized to issue 850,000 shares of our Series A Convertible Preferred Stock ("Series A Stock") and 150,000 shares of our Series B Convertible Preferred Stock ("Series B Preferred Stock") respectively. As of January 26, 2005, there were 67,000 shares of our Series A Stock outstanding and 116,686.84 shares of our Series B Preferred Stock outstanding.

     Set forth below is a summary description of certain provisions relating to our capital stock contained in and qualified in its entirety by our Articles of Incorporation and by-laws and under the Nevada Revised Statutes.

Common Stock

     Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by stockholders. Our Articles of Incorporation do not contain any special voting provisions, and no corporate action requires a greater than majority vote of stockholders. Cumulative voting is not permitted in the election of directors.

     The holders of common stock are entitled to receive such dividends, if any, as may he declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor.

     The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Series A Preferred Stock

     The board of directors has designated and authorized the issuance of 850,000 shares of Series A Preferred Stock of which 67,000 shares are outstanding.

     Conversion

     Each share of Series A Preferred Stock shall be automatically converted into 30 shares of our common stock upon the filing of an amendment to our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue.

     Voting Rights

     At a meeting of our stockholders, each share of common stock shall have one vote per share and each share of our Series A Preferred Stock 30 votes per share. Each share of Series A Preferred Stock when voting as a class shall be entitled to one vote per share.

     Liquidation

     Until exchange for common shares as contemplated by the exchange agreement, upon any liquidation or dissolution, holders of Series A Preferred Stock shall be entitled to receive $2 per share plus an amount equal to all dividends accrued but unpaid.

     Series B Preferred Stock

     The board of directors has designated and authorized the issuance of 150,000 shares of Series B Preferred Stock of which 116,686.84 shares are outstanding.

     Conversion

     Each share of Series B Preferred Stock shall be automatically converted into 750 shares of our common stock upon the filing of an amendment to our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue sufficient to convert the then outstanding shares of Series B Preferred Stock.

     Voting Rights

     At a meeting of our stockholders, each share of common stock shall have one vote per share and each share of our Series B Preferred Stock 750 votes per share. Each share of Series B Preferred Stock when voting as a class shall be entitled to one vote per share.

     Rank

     Shares of Series B Preferred Stock shall rank junior to shares of Series A Stock.

                                   MANAGEMENT
                                   ----------
Directors and Officers

     Our directors and executive officers are as follows:

        Name            Age     Position

Matthew L. Harriton     40      Chairman of the Board of Directors,
                                President and Chief Executive Officer
Karen Nazzareno         47      Chief Financial Officer
Richard Selinfreund     47      Director
Geoffrey Donaldson      61      Director
Gene E. Burelson        64      Director
Wayne M. Celia          50      Director
Joel S. Kanter          48      Director
Arlen Reynolds          63      Director

     Matthew L. Harriton became our Chairman of the Board of Directors, Chief Executive Officer and President in May 2004. He has served as Chief Executive Officer of HDSI since October 1996, and also serves as Chief Executive Officer, Chief Financial Officer and Director of Embryo Development Corporation, a company formerly involved in the medical device development industry, since January 1996. Prior to joining Embryo Development Corporation, Mr. Harriton's professional experience included positions at CIBC Wood Gundy Securities
Corporation, Coopers & Lybrand, and The First Boston Corporation. He is a graduate of Lehigh University and received his M.B.A. from Duke University's Fuqua School of Business.

     Karen Nazzareno became our Chief Financial Officer in May, 2004. She has served as Chief Financial Officer of HDSI since January 1999 and Controller since October 1996. Prior to joining HDSI Ms. Nazzareno's professional experience included positions as Assistant Controller at Fischbach Corporation, and audit supervisor at Holtz Rubenstein, a public accounting firm. She is a graduate of Dowling College and a licensed CPA in the State of New York.

     Richard Selinfreund became a Director in October 2004. From May 1997 to the present, he has been president and Chief Technology Officer of Verification Technology, Inc., a biotech company specializing in developing brand equity protection technology; specifically, technology to detect counterfeiting/adulteration of pharmaceuticals, beverages and CDs. From August 1994 to May 1997, he was president of Lion Laboratories Inc., a testing laboratory for consumer products. From September 1993 to June 1994, he was a research scientist with the department of pharmacology of Yale University school of medicine.

     Gene E. Burelson became a director in December 2004. From June 2002 to the present he has been a private investor in healthcare companies. From January

2000 to June 2002, he served as Chairman of the Board of Directors of Mariner Post-Acute Network Inc., an operator of long term health care facilities. From October 1989 to November 1997 he served as Chairman of the Board of GranCare Inc., and from December 1990 to February 1997, its President and CEO. Mr. Burelson is involved with several private health care companies as an investor and member of the board of directors.

     Wayne M. Celia became a director in December 2004. He has been President of Dicon Technologies, a wholly-owned subsidiary of Berkshire Hathaway, Inc. since 1997. From 1975 until 1997, Mr. Celia founded Dicon Inc., WP Industries, TekPak Inc. and Dicon Systems Inc., all of which have been acquired by Berkshire Hathaway.

     Joel S. Kanter became a director in December 2004. Since July 1986, he has served as President of Windy City Inc., a privately held investment firm. Mr. Kanter has also been President of Chicago Advisory Group Inc., a privately held equity financing and consulting company. Since its inception in November 1999, Mr. Kanter serves on the boards of directors of several public companies as well as a number of private concerns.

     Arlen Reynolds became a director in December 2004. He is currently and has been since 1997, a private investor and strategic advisor to healthcare companies. From 1995 to 1997, Mr. Reynolds was President of TeamCare, Inc., an institutional pharmacy company. From 1972 to 1995, he served as CEO of, among others, Brookwood Medical Center in Birmingham, Alabama and Park Plaza Hospital in Houston, Texas. Mr. Reynolds serves on the boards of several private companies and not-for-profit charitable organizations.

     Geoffrey Donaldson became a Director in December 2004. He is currently and has been since January 2000 Chief Operating Officer of HDSI. He is also Chief Executive Officer of Sea Change Group, LLC, a consulting firm which provides capitalization and management skills to start-up companies. Prior to that, Mr. Donaldson was President of the Revlon Department Store Group and Chief Executive Officer of Asian American Partners. He is a graduate of L.I. University and has performed graduate work at both Harvard Business School and Wharton School Of Business, University of Pennsylvania.

                              Summary Compensation

     The following table sets forth, for our last three fiscal years, all compensation awarded to, earned by or paid to all persons serving as our chief executive officer ("CEO") or interim CEO in fiscal 2004 and the most highly compensated executives officer of our other than the CEO or interim CEO whose salary and bonus payments exceeded $100,000 in fiscal 2004.

Summary Compensation Table
--------------------------

        ----------------------------------------------------------------------------------------------------------------------------
                                                                              Long Term Compensation
        ----------------------------------------------------------------------------------------------------------------------------
                                        Annual Compensation              Awards                      Payouts
        ----------------------------------------------------------------------------------------------------------------------------
                                                       Other   Restricted     Securities
         Name and                                     Annual      Stock       Underlying        LTIP        All Other
         Principal                  Salary   Bonus    Compen-    Award(s)     Options/         Payouts    Compensation
         Position            Year     ($)     ($)     sation)     ($)          SARS(#)           ($)           ($)
        ----------------------------------------------------------------------------------------------------------------------------

        Santo                2004   12,750    -0-        *       -0-           1,275,000         -0-           -0-
        Petrocelli,    -------------------------------------------------------------------------------------------------------------
        Sr., Chairman        2003    4,500    -0-        *       -0-               -0-           -0-           -0-
        of the Board,   ------------------------------------------------------------------------------------------------------------
        and former           2002    3,300    -0-        *       -0-               -0-           -0-           -0-
        President and
        CEO (1)
        ----------------------------------------------------------------------------------------------------------------------------
        Jeffrey L.           2004     -0-     -0-        *       -0-             500,000         -0-           -0-
        Powell, former -------------------------------------------------------------------------------------------------------------
        President,           2003   57,000    -0-        *       -0-               -0-            -0-          -0-
        CEO and        -------------------------------------------------------------------------------------------------------------
        Director (2)         2002     -0-     -0-     108,500    -0-               -0-            -0-          -0-

        ----------------------------------------------------------------------------------------------------------------------------
        Michael J.           2004     -0-     -0-        *       -0-             500,000          -0-          -0-
        Caputo,        -------------------------------------------------------------------------------------------------------------
        President,           2003  135,000    -0-        *       -0-               -0-            -0-          -0-
        Principal      -------------------------------------------------------------------------------------------------------------
        Executive and        2002  135,000    -0-        *       -0-               -0-            -0-          -0-
        Financial
        Officer (3)
        ----------------------------------------------------------------------------------------------------------------------------
        Ronald               2004     -0-     -0-     300,000    -0-           1,000,000          -0-          -0-
        Kuzon         --------------------------------------------------------------------------------------------------------------
        Treasurer (4)        2003     -0-     -0-        *       -0-               -0-            -0-          -0-
                      --------------------------------------------------------------------------------------------------------------
                             2002     -0-     -0-        *       -0-               -0-            -0-          -0-

        _______

        * Less than $50,000

(1) Mr. Petrocelli was succeeded by Jeffrey L. Powell as President and CEO, effective July 10, 2002. Mr. Petrocelli was compensated through Petrocelli Industries, Inc. Payments to this company may be referred to as "management fees" and "consulting fees" in the Annual Report on Form 10-KSB for the fiscal year ended April 30, 2003 and other reports filed by us with the SEC. In March 2002, we issued to Mr. Petrocelli a warrant exercisable for 1,000,000 shares of common stock at an exercise price of $0.55 per share. On December 11, 2003, this

                                       22

warrant was repriced at an exercise price of $.05 per share. In addition, on December 11, 2003, Petrocelli Industries was issued a warrant exercisable for 275,000 shares of common stock at an exercise price of $.05 per share.

(2) Succeeded by Michael J. Caputo as President and Principal Executive Officer (interim), effective October 25, 2002. Mr. Powell served as our President, CEO and Director from July 10, 2002 to October 25, 2002. In fiscal 2002 and prior to his election as President, CEO and Director in fiscal 2003, Mr. Powell served as our consultant. Mr. Powell received a total of $108,500 in compensation for his consulting services in fiscal 2002. In addition, on December 11, 2003, we issued to Mr. Powell a warrant exercisable for 500,000 shares of common stock at an exercise price of $.05 per share.

(3) In fiscal 2003, Mr. Caputo served as Chief Operating Officer until October 25, 2002, and as interim President, Principal Executive and Financial Officer from October 25, 2002 to April 29, 2003. On June 25, 2003, we engaged Mr. Caputo, on a limited basis, to serve as interim President, Principal Executive and Financial Officer. Mr. Caputo's engagement terminated on May 25, 2004. In December 2002, Nesco issued to Mr. Caputo a warrant exercisable for 500,000 shares of common stock at an exercise price of $0.55 per share. On December 11, 2003, this warrant was repriced at an exercise price of $.05 per share.

(4) In fiscal 2004, Mr. Kuzon, a former consultant served as interim Treasurer from February 26th until May 25th, 2004. In March 2002, Nesco issued to Mr. Kuzon a warrant exercisable for 1,000,000 shares of common stock at an exercise price of $0.55 per share. On December 11, 2003, this warrant was repriced at an exercise price of $.05 per share and in March 2004 this warrant was exercised in a cashless exercise. An aggregate of 857,142 shares were received as the excess of the fair value $(.35) of the stock purchased over the exercise price ($.05) was used to pay for the shares in the aggregate of 142,858 shares.

Except as set forth above, no other options or warrants have been issued to our officers and directors named in the above summary compensation table during the last three fiscal years.

                     Options/SAR Grants in Last Fiscal Year

     Our 1999 Stock Option Plan ("1999 Plan") provides that key employees are eligible to receive incentive stock options or non-qualified and that directors and advisors shall be eligible to receive non-qualified options. Under the 1999 Plan, management may grant options to purchase up to a total of 1,000,000 shares of common stock. As of April 30, 2004 and 2003, there were 850,000 and 780,000 options available for future grants, respectively. For options granted to greater than 10% stockholders, the exercise price of the options must be fixed at not less than 110% of the fair market value on the date of grant. The maximum term of these options may not exceed five years from the date of grant.

During fiscal 2004 the following option grants were made to the named executive officers:

                                        % of Total
                                        Options
                           Number of    Granted                         Hypothetical
                           Options      Officers/Employees   Exercise   Expiration   Value at
Name                       Granted      in Fiscal Year       Price(1)   Date         Grant Date
----                       ---------    ------------------   --------   ------------ ----------

Santo Petrocelli Sr.       1,000,000        22.2%             $.05      3/13/07       $346,995
                             275,000         6.1%              .05     12/11/07         96,067
Jeffrey L. Powell            500,000        11.1%              .05     12/11/07        174,667
Michael J. Caputo            500,000        11.1%              .05     12/26/07        173,497
Ronald Kuzon               1,000,000        22.2%              .05      3/13/07        346,995

(1) The market price underlying all of these options at the time of repricing was $.35. See repricing report.

     The hypothetical value of the options as of their date of grant has been calculated using the Black-Scholes option-pricing model, as permitted by SEC rules, based upon various assumptions, which include: no dividend yield, expected volatility of 249%, risk free interest rate of .95% and expected lives of 3 to 5 years. The fair value per warrant was estimated at approximately $0.35 on the date of the issuance of the warrants granted in the fiscal year 2004 and on the repriced warrants .The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." It should be noted that this model is only one method of valuing options, and our company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

      Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value

Information relating to the number and value of options exercised during the year and held at year end by such officers is set forth in the following table:

                                                         Number of Securities         Value of Unexercised
                                                        Underlying Unexercised      In-the -Money Options/SAR
                                                        Options/SAR at 4/30/04                 at
                                                                (#)(1)                    4/30/04 ($)(2)
----------------------------------------------------------------------------------------------------------------
                      Shares Acquired      Value
        Name          on Exercise (#)   Realized ($)   Exercisable  Unexercisable    Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------
Santo Petrocelli, Sr        -0-             -0-         1,425,000          -0-          $ 127,500       -0-
----------------------------------------------------------------------------------------------------------------
Jeffrey L. Powell           -0-             -0-           500,000          -0-             50,000       -0-
----------------------------------------------------------------------------------------------------------------
Michael J. Caputo           -0-             -0-           500,000          -0-             50,000       -0-
----------------------------------------------------------------------------------------------------------------
Ronald Kuzon (3)         1,000,000        300,000             -0-          -0-                -0-       -0-
----------------------------------------------------------------------------------------------------------------

     (1)  Shares of common stock.
     (2)  Based on the high "bid" price of shares quoted on April 30, 2004.
     (3)  Upon cashless exercise, Mr. Kuzon actually received 857,142 shares.

Long-Term Incentive Plans

Not Applicable.

Compensation of Directors

     During the fiscal year ended April 30, 2004, no director received any compensation for services provided in such capacity. Directors are reimbursed for any expenses incurred by them in connection with their activities on our behalf.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     At April 30, 2004, we had no employment contracts or compensatory plans or arrangements. However, in May 2004 in connection with our acquisition of HDSI we entered into an employment agreement with Mr. Matthew Harriton for a term of three years with an automatic one year extension. The agreement provides for an annual base salary of $120,000 with annual increases of 10%. The agreement also provides for an annual performance bonus based on an annual operating profit in excess of $500,000. The agreement provides for certain payments in the event of death, disability or change in control. In addition, the officer was granted nonqualified options, effective the date of the closing of the share exchange agreement, to purchase 5,000,000 shares of common stock for a period of 5 years. The option is immediately exercisable for the purchase of 2,000,000 shares and exercisable as to an additional 1,000,000 shares commencing on each of the first, second, and third anniversaries of the closing date, respectively, provided that optionee remains an employee. The options are exercisable at the "Applicable Trading Price" in the Share Exchange Agreement which is the lesser of (i) the average closing bid price per share of our common stock for 30 consecutive trading days prior to the closing date and (ii) the average closing bid price per share of our common stock for 30 consecutive trading days commencing on the 31st day following the effective date of the Reverse Split as defined in the share exchange agreement; provided however, the exercise price shall be the price determined under (i) at any time prior to the Reverse Split. The average bid closing price for 30 consecutive trading days prior to the closing was $.15.

     On December 3, 2004, this employment agreement was amended and restated. The amended and restated agreement provides for annual compensation of $200,000 effective January 1, 2005, with a 10% increase each year on December 31 during the term of the agreement. The annual performance bonus was eliminated and bonuses now are to be paid at the discretion of the Board of Directors. The agreement was also extended to December 31, 2009. All other terms remained the same as in the original agreement.

Report on Repricing of Options/SARS

     In December 2003, we repriced 3,440,000 outstanding warrants, of which 3,400,000 were granted to officers, employees and consultants, with exercise prices lower than the terms of the original grants. These actions were taken in order to provide an incentive to these individuals to engage in transactions on our behalf. The following table sets forth certain information concerning the repricing of options to the named executive officers within the previous ten years.

                                                      Ten-Year Options Repricings
                                                                                       Length of Original
                                                       Market Price of Exercise Price     Option Term
                                  Number of Securities  Stock at Time  at Time of New  Remaining at Date
                                        Underlying      of Repricing    Repricing or   Exercise of Repricing or
Name                     Date      Repriced or Awarded or Amendment      Amendment      Price Amendment (Yrs.)
----                     ----      ------------------- ------------    -------------   ------------------------

Ronald Kuzon (1)        12/11/03      1,000,000               $.35          $.55         $.05        3.25
Santo Petrocelli, Sr.   12/11/03      1,000,000               $.35          $.55         $.05        3.25
Michael Caputo          12/11/03        500,000               $.35          $.55         $.05        4.00

(1) These options were exercised by Mr. Kuzon in March 2004.


                                By Order of the Board of Directors, at
                                New York, New York on _____________, 2005

                                By:  /s/ Matthew Harriton
                                     Matthew Harriton, President

         AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION CHANGING
                            THE NAME OF THE COMPANY


     The following sets forth the changes to Article FIRST of the Company's Articles of Incorporation:

     FIRST; The name of the Corporation is: AQUAMATRIX, INC.

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


     The following sets forth the changes to Article FOURTH of the Company's Articles of Incorporation:


     FOURTH: That the total number of shares of stock which the corporation is authorized to issue is:

     (a) Common. 400,000,000 shares of Common Stock having a par value of $.001 per share.

     (b) Preferred. 1,000,000 shares of Preferred Stock having a par value of $.001 per share and to be issued in such series and to have such rights, preferences, and designations as determined by the Board of Directors of the Corporation.